  As filed with the Securities and Exchange Commission on September 25, 1996

                                                     Registration No. 333-06463
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- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                               ----------------

                      NITINOL MEDICAL TECHNOLOGIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                    3841                    95-4090463
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)  INDUSTRIAL CLASSIFICATION   IDENTIFICATION NO.)
                                   CODE NUMBER)

                               263 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02210
                                (617) 737-0930
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                THOMAS M. TULLY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               263 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02210
                                (617) 737-0930
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                                  Copies to:

    STEPHEN H. KAY, ESQ. SQUADRON,        TIMOTHY G. MASSAD, ESQ. CRAVATH,
 ELLENOFF, PLESENT & SHEINFELD, LLP 551  SWAINE & MOORE 825 EIGHTH AVENUE NEW
FIFTH AVENUE NEW YORK, NEW YORK 10176   YORK, NEW YORK 10019 (212) 474-1000
            (212) 661-6500

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS, ON SEPTEMBER 25, 1996.

                                          NITINOL MEDICAL TECHNOLOGIES, INC.

                                                   /s/ THOMAS M. TULLY
                                          By: _________________________________
                                             Thomas M. Tully
                                             Chief Executive Officer,
                                             President and Director

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED.

             SIGNATURES                        TITLE                 DATE

         /s/ Thomas M. Tully           Chief Executive
- -------------------------------------   Officer, President      September 25,
           THOMAS M. TULLY              and Director              1996
                                        (Principal
                                        Executive Officer)

       /s/ Theodore I. Pincus          Executive Vice
- -------------------------------------   President and Chief     September 25,
         THEODORE I. PINCUS             Financial Officer         1996
                                        (Principal
                                        Financial and
                                        Accounting Officer)

                  *                    Scientific Director
- -------------------------------------   and Director            September 25,
         MORRIS SIMON, M.D.                                       1996

                  *                    Chairman of the
- -------------------------------------   Board and Director      September 25,
          C. LEONARD GORDON                                       1996

                  *                    Director
- -------------------------------------                           September 25,
          MICHAEL C. BROOKS                                       1996

                  *                    Director
- -------------------------------------                           September 25,
           ROBERT G. BROWN                                        1996

             SIGNATURES                         TITLE                DATE

                  *                     Director
- -------------------------------------                           September 25,
          R. JOHN FLETCHER                                        1996

                  *                     Director
- -------------------------------------                           September 25,
        JEFFREY R. JAY, M.D.                                      1996

         /s/ Thomas M. Tully
*By: ________________________________
         AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT                                                                  PAGE
   NO.                       DESCRIPTION OF EXHIBIT                      NUMBER
 -------                     ----------------------                      ------
  1      -- Form of Underwriting Agreement. (1)
  3.1    -- Amended and Restated Certificate of Incorporation. (1)
  3.1.1  -- Certificate of Amendment of the Amended and Restated
            Certificate of Incorporation.
  3.2    -- Amended and Restated By-laws. (1)
  4.1    -- Form of Common Stock Certificate. (1)
  5.1    -- Revised Opinion of Squadron, Ellenoff, Plesent &
            Sheinfeld, LLP.
 10.1    -- Stock Purchase Agreement by and among the Company, Whitney
            Equity Partners, L.P., Boston Scientific Corporation, David
            J. Morrison, Corporate Decisions, Inc., dated as of
            February 16, 1996. (1)
 10.2    -- Registration Rights Agreement by and among the Company,
            Whitney Equity Partners, L.P., Boston Scientific
            Corporation, David J. Morrison, Corporate Decisions, Inc.,
            dated as of February 16, 1996. (1)
 10.3    -- Agreement and Plan of Merger by and among the Company, NMT
            Heart, Inc., InnerVentions, Inc. and Fletcher Spaght, Inc.,
            dated as of January 25, 1996. (1)
 10.4    -- Stock Purchase Warrant by and between the Company and
            Fletcher Spaght, Inc., dated February 14, 1996. (1)
 10.5    -- Pledge Agreement by and between the Company and Fletcher
            Spaght, Inc., dated February 14, 1996. (1)
 10.6    -- Registration Rights Agreement by and between the Company and Fletcher Spaght, Inc., dated as of February 14, 1996.
            (1)
 10.7    -- Distribution Agreement by and between the Company and the
            Bard Radiology division of C.R. Bard, Inc., dated May 19,
            1992, as amended on February 1, 1993 and October 1, 1995.
            (1) (2)
 10.8    -- International Distribution Agreement by and between the
            Company and Bard International, Inc., dated as of November
            30, 1995. (1) (2)
 10.9    -- License and Development Agreement by and between the
            Company and Boston Scientific Corporation, dated as of
            November 22, 1994. (1) (2)
 10.10   -- Manufacturing Agreement by and between the Company and
            Lake Region Manufacturing Company, Inc., dated February 15,
            1996. (1) (2)
 10.11   -- Technology Purchase Agreement by and between the Company and Morris Simon, M.D., dated as of April 14, 1987. (1) (2)
 10.12   -- Asset and Technology Donation and Transfer Agreement by
            and between C.R. Bard, Inc. and Children's Medical Center
            Corporation dated as of May 12, 1995. (1)
 10.13   -- Stock Transfer Agreement by and between Children's Medical
            Center Corporation and InnerVentions, Inc., dated as of
            June 19, 1995. (1)
 10.14   -- License Agreement by and between Children's Medical Center
            Corporation and InnerVentions, Inc., dated June 19, 1995.
            (1) (2)
 10.15   -- Sublicense Agreement by and between Children's Medical
            Center Corporation and InnerVentions, Inc., dated June 19,
            1995. (1)
 10.16   -- Assignment Agreement by and between the Company and The
            Beth Israel Hospital Association, dated June 30, 1994. (1)
 10.17   -- License Agreement by and between the Company and Lloyd A.
            Marks, dated as of
            April 15, 1996. (1) (2)

 EXHIBIT                                                                  PAGE
   NO.                       DESCRIPTION OF EXHIBIT                      NUMBER
 -------                     ----------------------                      ------
 10.18   -- Share Purchase Warrant by and between the Company and
            Lloyd A. Marks, dated
            April 15, 1996. (1)
 10.19   -- Registration Rights Agreement by and between the Company and Lloyd A. Marks, dated as of April 15, 1996. (1)
 10.20   -- Employment Agreement by and between the Company and Thomas
            M. Tully, dated February 13, 1996. (1)
 10.21   -- Registration Rights Agreement by and between the Company and Thomas M. Tully, dated as of February 13, 1996. (1)
 10.22   -- Employment Agreement by and between the Company and David
            Chazanovitz, dated February 13, 1996, as amended as of June
            15, 1996. (1)
 10.22.1 -- Amendment to Employment Agreement by and between the
            Company and David Chazanovitz, dated July 9, 1996. (1)
 10.23   -- Employment Agreement by and between the Company and Jason
            Harry, dated as of
            July 1, 1994. (1)(2)
 10.24   -- Employment Agreement by and between the Company and
            Stephen J. Kleshinski, dated July 22, 1993, as supplemented by agreement dated as of June 1, 1994. (1)(2)
 10.25   -- Employment Agreement by and between the Company and
            Theodore I. Pincus, dated as of May 17, 1996. (1)
 10.26   -- Form of Registration Rights Agreement between the Company and certain of its existing stockholders, dated as of
            February 14, 1996. (1)
 10.27   -- Agreement of Lease by and between the Company and the
            Trustees of Wormwood Realty, dated as of May 8, 1996. (1)
 10.28   -- Company 1994 Stock Option Plan. (1)
 10.29   -- Company 1996 Stock Option Plan. (1)
 10.30   -- Company 1996 Stock Option Plan for Non-Employee Directors.
            (1)
 10.31   -- Registration Rights Agreement between the Company and
            Junewicz & Co., Inc. dated as of February 16, 1996. (1)
 10.32   -- Registration Rights Agreement between the Company and
            Furman Selz, LLC, dated as of February 16, 1996. (1)
 11.1    -- Statement re: Company's Earnings Per Share. (1)
 23.1    -- Consent of Arthur Andersen LLP. (1)
 23.2    -- Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP
            (contained in the opinion filed as Exhibit 5.1).
 23.3    -- Consent of Sixbey, Friedman, Leedom & Ferguson. (1)
 24.1    -- Power of Attorney (included on the signature page to the
            Registration Statement which has been previously filed).
            (1)
 27.1    -- Financial Data Schedule. (1)

- --------
(1) Previously filed.
(2) Confidential treatment requested.